EXHIBIT 11
                                 TRIBUNE COMPANY
             STATEMENTS OF COMPUTATION OF PRIMARY AND FULLY DILUTED
                              NET INCOME PER SHARE


(In thousands, except per share amounts)

                                                               Third Quarter Ended                    Three Quarters Ended
                                                        ---------------------------------       ---------------------------------
PRIMARY                                                 Sept. 29, 1996     Sept. 24, 1995       Sept. 29, 1996     Sept. 24, 1995
-------                                                 --------------     --------------       --------------     --------------

  Income from continuing operations                     $       66,236      $      44,072       $      200,905     $      180,598
  Discontinued operations of QUNO, net of tax                        -             11,828               89,317             25,392
                                                        --------------      -------------       --------------     --------------

  Net income                                                    66,236             55,900              290,222            205,990
  Preferred dividends, net of tax                               (4,697)            (4,622)             (14,090)           (13,865)
                                                        --------------      -------------       --------------     --------------

  Net income attributable to common shares              $       61,539      $      51,278       $      276,132     $      192,125
                                                        --------------      -------------       --------------     --------------

  Weighted average common shares outstanding                    61,234             64,865               61,360             65,285
                                                        --------------      -------------       --------------     --------------

  Primary net income per share:
    Continuing operations (A)                           $         1.00      $         .61       $         3.04     $         2.55
    Discontinued operations                                          -                .18                 1.46                .39
                                                        --------------      -------------       --------------     --------------
    Total                                               $         1.00      $         .79       $         4.50     $         2.94
                                                        ==============      =============       ==============     ==============

FULLY DILUTED
-------------

  Income from continuing operations                     $       66,236      $      44,072       $      200,905     $      180,598
  Additional ESOP contribution required assuming
   all preferred shares were converted, net of tax              (3,374)            (3,600)             (10,123)           (10,814)
                                                        --------------      -------------       --------------     --------------

  Adjusted income from continuing operations                    62,862             40,472              190,782            169,784
  Discontinued operations of QUNO, net of tax                        -             11,828               89,317             25,392
                                                        --------------      -------------       --------------     --------------

  Adjusted net income                                   $       62,862      $      52,300       $      280,099     $      195,176
                                                        --------------      -------------       --------------     --------------

  Weighted average common shares outstanding                    61,234             64,865               61,360             65,285

  Assumed conversion of preferred shares into
   common shares                                                 5,703              5,887                5,703              5,887
  Assumed exercise of stock options, net of common
   shares assumed repurchased with the proceeds                  1,144              1,030                1,192                835
                                                        --------------      -------------       --------------     --------------

  Adjusted weighted average common shares outstanding           68,081             71,782               68,255             72,007
                                                        --------------      -------------       --------------     --------------

  Fully diluted net income per share:
    Continuing operations                               $          .92      $         .56       $         2.79     $         2.36
    Discontinued operations                                          -                .17                 1.31                .35
                                                        --------------      -------------       --------------      --------------
    Total                                               $          .92      $         .73       $         4.10     $         2.71
                                                        ==============      =============       ==============      ==============


(A) Primary net income per share from continuing operations is computed by deducting preferred dividends, net of tax, from income from continuing operations and then dividing by weighted average common shares outstanding.

See Notes to Consolidated Financial Statements.